UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2011

THE FRESH MARKET, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-34940	56-1311233
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At the 2011 annual meeting of stockholders of The Fresh Market, Inc. (the “Company”), which was held on August 18, 2011 (the “2011 Annual Meeting”), Michael Barry’s term of office as a Class I director of the Company expired, and Mr. Barry, who did not then qualify as an independent director under the rules of The Nasdaq Stock Market, did not stand for re-election. A new Class I director, who the Board of Directors has determined is independent under the Nasdaq rules, was elected at the 2011 Annual Meeting as disclosed in Item 5.07 below. Effective following the 2011 Annual Meeting, the Company’s Board of Directors is composed of a majority of directors who have been determined to be independent under the Nasdaq rules.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the stockholders of the Company voted on the following matters, which are described in the Company’s Proxy Statement for the 2011 Annual Meeting: (i) to elect Richard A. Noll as a Class I director to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2014 or until his successor has been duly elected and qualified or until his earlier resignation or removal (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 (“Proposal 2”); (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”) and (iv) to recommend, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers (“Proposal 4”).

The Company’s stockholders approved the nominee recommended for election in Proposal 1. Stockholders voted for the nominee as follows: 43,973,318 shares voted for the election of Richard A. Noll and 501,605 shares withheld from voting in the election of Richard A. Noll. There were 1,097,275 broker non-votes with respect to the election of Richard A. Noll.

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 45,437,314 shares voted for, 5,282 shares voted against and 129,602 shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

The Company’s stockholders approved, on an advisory basis, Proposal 3. The votes cast at the Annual Meeting were as follows: 44,211,262 shares voted for, 124,235 shares voted against and 139,426 shares abstained from voting. There were 1,097,275 broker non-votes with respect to Proposal 3.

For Proposal 4, the Company’s stockholders approved, on an advisory basis, an annual vote on the compensation of the Company’s named executive officers. The votes cast at the Annual Meeting were as follows: 42,869,076 shares voted for a frequency of every year, 38,325 shares voted for a frequency of every two years, 1,437,485 shares voted for a frequency of every three years and 130,037 shares abstained from voting. There were 1,097,275 broker non-votes with respect to Proposal 4. Consistent with a majority of the votes cast with respect to Proposal 4 and with the recommendation of the Company’s Board of Directors, the Company expects to hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

In connection with his election as a Class I director at the 2011 Annual Meeting, Richard A. Noll entered into an indemnification agreement with the Company as of August 18, 2011 in the form of the Company’s standard form of director indemnification agreement, as previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: August 22, 2011	By:	/s/ Lisa K. Klinger
		Name:	Lisa K. Klinger
		Title:	Executive Vice President and CFO